UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 14, 2017

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    As previously announced, Kriss Cloninger III will resign as President of Aflac Incorporated (the “Company”) effective on December 31, 2017. On November 14, 2017, Mr. Cloninger notified the Company Board of Directors (the “Board”) that he will also retire as a member of the Board effective as of the close of business on December 31, 2017.

(d)    In a press release dated November 14, 2017, we announced that on November 14, 2017, the Board appointed Katherine T. Rohrer to the Board, effective immediately. Dr. Rohrer’s term will expire at the Company’s Annual Meeting of Shareholders in 2018. The committee(s) of the Board to which Dr. Rohrer will be appointed have not been determined at this time.

Dr. Rohrer will receive compensation and be eligible to participate in applicable plans as a non-employee director in accordance with the Company’s non-employee director compensation plans and practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 16, 2017.

A copy of the press release relating to the foregoing matters is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 - Press release of Aflac Incorporated dated November 14, 2017.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

November 14, 2017	/s/ June Howard

(June Howard)
Senior Vice President, Financial Services
Chief Accounting Officer

EXHIBIT INDEX:

99.1 - Press release of Aflac Incorporated dated November 14, 2017